FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    OFFSHORE ENERGY DEVELOPMENT CORPORATION
             (exact name of registrant as specified in its charter)

        DELAWARE                                        76-0509791
 (State of incorporation                    (I.R.S. Employer Identification No.)
     or organization)

     1400 WOODLOCH FOREST DRIVE
            SUITE 200
       THE WOODLANDS, TEXAS                                77380
(Address of principal executive offices)                 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
                                      NONE

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to the General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK,
                            PAR VALUE $.01 PER SHARE
                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered set forth under the caption "Description of Capital Stock" in the preliminary prospectus, subject to completion, dated October 9, 1996, which constitutes part of the Registration Statement on Form S-1, as amended (Registration No. 333-11269), under the Securities Act of 1933, is incorporated herein by reference. Such description will be included in a form of prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated herein by reference.

  ITEM 2. EXHIBITS.

 4.1 Certificate of Incorporation of the Company -- incorporated by reference from Exhibit 3.1 to the Company's Registration Statement No. 333-11269, filed August 30, 1996 ("Registration Statement").

 4.2 Bylaws of the Company -- incorporated by reference from Exhibit 3.2 to the Registration Statement.

 5.1 Form of Certificate representing the registrant's Common Stock, par value $.01 per share -- incorporated by reference from Exhibit 4 to the Registration Statement.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      OFFSHORE ENERGY DEVELOPMENT CORPORATION

                                      By: /s/ DOUGLAS H. KIESEWETTER
                                      Name:   Douglas H. Kiesewetter
                                      Title:  Executive Vice President
Date: October 30, 1996

                               INDEX TO EXHIBITS

 4.1 Certificate of Incorporation of the Company -- incorporated by reference from Exhibit 3.1 to the Company's Registration Statement No. 333-11269, filed August 30, 1996 ("Registration Statement").

 4.2 Bylaws of the Company -- incorporated by reference from Exhibit 3.2 to the Registration Statement.

 5.1 Form of Certificate representing the registrant's Common Stock, par value $.01 per share -- incorporated by reference from Exhibit 4 to the Registration Statement.